Exhibit 99.4

Summary Historical Consolidated Financial Data

The following summary historical consolidated financial data for the six months ended June 30, 2010 and 2009, the twelve months ended June 30, 2010, and as of June 30, 2010 are derived from, and qualified by reference to, our unaudited condensed consolidated financial statements included in this offering memorandum. The following summary historical consolidated financial data for the years ended December 31, 2009, 2008 and 2007 and as of December 31, 2009 and 2008 are derived from, and qualified by reference to, our audited consolidated financial statements included in this offering memorandum.

Our unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements except as stated in the related notes thereto and, in the opinion of management, include all normal recurring adjustments considered necessary for a fair presentation of our financial condition and result of operations for such periods. Operating results for the six months and twelve months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the year ended December 31, 2010. The summary data should be read in conjunction with the consolidated financial statements for the years ended December 31, 2009, 2008 and 2007, the related notes and the independent registered public accounting firm’s report, which refers to the adoption of certain new accounting standards, included in this offering memorandum.

	Six Months		Twelve Months	Year Ended
	Ended June 30,		Ended June 30,	December 31,
	2010	2009 (1)	2010 (1)	2009 (1)	2008 (1)	2007 (1)
	(unaudited)		(unaudited)	(audited)
	(in millions)

Consolidated Statement of Operations Data:
Net sales	$2,905	$2,390	$5,597	$5,082	$6,823	$6,444
Cost of sales	(2,384)	(1,942)	(4,521)	(4,079)	(5,567)	(4,999)

Gross profit	521	448	1,076	1,003	1,256	1,445
Selling, general and administrative expenses	(246)	(228)	(487)	(469)	(540)	(516)
Amortization of intangible assets	(30)	(38)	(69)	(77)	(76)	(72)
Research and development expenses	(37)	(38)	(74)	(75)	(80)	(73)
Other (charges) gains, net	(83)	(27)	(192)	(136)	(108)	(58)
Foreign exchange gain (loss), net	2	3	1	2	(4)	2
Gain (loss) on disposition of businesses and assets, net	15	(4)	61	42	(8)	20

Operating profit (loss)	142	116	316	290	440	748
Equity in net earnings (loss) of affiliates	94	41	152	99	172	150
Interest expense	(98)	(105)	(200)	(207)	(261)	(262)
Refinancing expense	—	—	—	—	—	(256)
Interest income	2	5	5	8	31	44
Dividend income—cost investments	72	56	73	57	48	38
Other income (expense), net	5	3	6	4	3	(25)

Earnings (loss) from continuing operations before tax	217	116	352	251	433	437
Income tax (provision) benefit	(41)	(22)	224	243	(63)	(110)

Earnings (loss) from continuing operations	176	94	576	494	370	327

Earnings (loss) from operation of discontinued operations	(5)	—	1	6	(120)	40
Gain (loss) on disposition of discontinued operations	2	—	2	—	6	52
Income tax (provision) benefit from discontinued operations	1	—	(1)	(2)	24	(2)

Earnings (loss) from discontinued operations	(2)	—	2	4	(90)	90

Net earnings (loss)	$174	$94	$578	$498	$280	$417

	Six Months		Twelve Months	Year Ended
	Ended June 30,		Ended June 30,	December 31,
	2010	2009 (1)	2010 (1)	2009 (1)	2008 (1)	2007 (1)
	(unaudited)		(unaudited)	(audited)
	(in millions)

Other Financial Data:
Depreciation and amortization	$153	$150	$311	$308	$350	$291
Operating EBITDA (2)	574	389	1,042	857	1,163	1,284
Capital expenditures	63	72	158	167	267	306

	As of	As of
	June 30,	December 31,
	2010	2009(1)	2008(1)
	(unaudited)	(audited)
	(in millions)

Balance Sheet Data:
Cash and cash equivalents	$1,081	$1,254	$676
Trade receivables	862	721	631
Non-trade receivables	244	262	281
Inventories	522	522	577
Property, plant, and equipment, net	2,676	2,797	2,470
Total assets	8,105	8,412	7,158
Total debt	3,427	3,501	3,533

	Twelve Months
	Ended June 30, 2010
	(Dollars in millions)

Credit Statistics (unaudited):
Net debt (3)	$2,346
Ratio of net debt to Operating EBITDA (2)	2.3	x
Interest expense	$200
Ratio of Operating EBITDA (2) to interest expense	5.2	x

(1)	We indirectly own a 25% interest in Ibn Sina through CTE Petrochemicals Company (“CTE”), a joint venture with Texas Eastern Arabian Corporation Ltd. (which also indirectly owns 25%). The remaining interest in Ibn Sina is held by Saudi Basic Industries Corporation (“SABIC”). SABIC and CTE entered into the Ibn Sina joint venture agreement in 1981. In April 2010, we announced that Ibn Sina will construct a 50,000 ton POM production facility in Saudi Arabia and that the term of the joint venture agreement was extended until 2032. Upon successful startup of the POM facility, our indirect economic interest in Ibn Sina will increase from 25% to 32.5%. SABIC’s economic interest will remain unchanged. In connection with this transaction, we reassessed the factors surrounding the accounting method for this investment and changed the accounting from the cost method of accounting for investments to the equity method of accounting for investments beginning April 1, 2010. Financial information relating to this investment for prior periods has been retrospectively adjusted to apply the equity method of accounting.

(2)	Operating EBITDA is calculated by adding to net (earnings) loss, earnings (loss) from discontinued operations, interest expense and income, taxes, depreciation and amortization and certain other items, such as employee termination benefits and costs from plant closures and relocations. We present Operating EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Operating EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for net earnings, earnings from continuing operations, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Operating

EBITDA excludes some, but not all, items that affect net earnings and earnings from continuing operations, and Operating EBITDA as presented may not be comparable to similarly titled measures of other companies.

In particular:

•	Operating EBITDA does not reflect, among other things:

i.	cash expenditures or future requirements for capital expenditures or contractual commitments;

ii.  changes in, or cash requirements for, working capital needs;

iii.	the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt; and

iv.	any cash income taxes that we may be required to pay;

•	assets are depreciated or amortized over estimated useful lives and have to be replaced in the future, and Operating EBITDA does not reflect any cash requirements for such replacements;

•	Operating EBITDA does not adjust for all non-cash earnings or expense items that are reflected in our consolidated statements of cash flows; and

•	Operating EBITDA does not reflect limitations on, or costs related to, transferring earnings from our subsidiaries to the Issuer and the Parent Guarantor.

Because of these limitations, Operating EBITDA should not be considered as a measure of discretionary cash available to us to invest in our operation and in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our results as calculated and presented in accordance with GAAP and using Operating EBITDA only supplementally.

The following table presents a reconciliation of Operating EBITDA to net earnings (loss), the most directly comparable GAAP measure:

	Six Months		Twelve Months	Year Ended
	Ended June 30,		Ended June 30,	December 31,
	2010	2009	2010	2009
	(in millions)

Net earnings (loss)	$174	$94	$578	$498
(Earnings) loss from discontinued operations	2	—	(2)	(4)
Interest (income)	(2)	(5)	(5)	(8)
Interest expense	98	105	200	207
Income tax provision (benefit)	41	22	(224)	(243)
Depreciation and amortization expense	153	150	311	308

Other charges (gains), net
Employee termination benefits (a)	9	29	85	105
Plant/office closures (b)	6	—	23	17
Ticona Kelsterbach plant relocation (c)	10	6	20	16
Clear Lake insurance recoveries (d)	—	(6)	—	(6)
Plumbing actions (e)	(14)	(3)	(21)	(10)
Asset impairments (f)	72	1	85	14

Total other charges (gains), net	83	27	192	136
Other adjustments
Business optimization (g)	7	3	11	7
Ticona Kelsterbach plant relocation (h)	(2)	2	(4)	—
Plant closures (i)	9	4	13	8
Gain on sale of building (j)	(14)	—	(14)	—
Gain on sale of PVOH business (k)	—	—	(34)	(34)
Write-off of other productive assets (l)	17	—	17	—
Other (m)	8	(13)	3	(18)

Total other adjustments	25	(4)	(8)	(37)

Operating EBITDA	$574	$389	$1,042	$857

(a)	Consists of termination benefits as a result of restructuring efforts. See Note 13 to our unaudited consolidated financial statements for the six months ended June 30, 2010, which are included in this offering memorandum, and Note 18 to our audited consolidated financial statements for the year ended December 31, 2009, which are included in this offering memorandum.

(b)	Consists primarily of contract termination costs. See Note 13 to our unaudited consolidated financial statements for the six months ended June 30, 2010, which are included in this offering memorandum, and Note 18 to our audited consolidated financial statements for the year ended December 31, 2009, which are included in this offering memorandum.

(c)	Consists of costs, other than inventory-related costs, incurred in connection with the relocation of our Ticona plant from Kelsterbach, Germany to the Rhine Main area.

(d)	Consists of insurance recoveries in satisfaction of claims related to the unplanned outage of our Clear Lake, Texas acetic acid facility.

(e)	Consists of recoveries and changes in legal reserves for legal claims associated with plumbing systems produced by CNA Holdings LLC, a US subsidiary of Celanese. See Notes 13 and 17 to our unaudited consolidated financial statements for the six months ended June 30, 2010, which are included in this offering memorandum, and Notes 18 and 24 to our audited consolidated financial statements for the year ended December 31, 2009, which are included in this offering memorandum.

(f)	Consists of long-lived asset impairment losses primarily related to the shut-down of the Spondon, Derby, United Kingdom acetate flake and tow operations and the Pardies, France acetic acid facility.

(g)	Consists of non-severance restructuring costs.

(h)	Consists of inventory-related costs incurred in connection with the relocation of our Ticona plant from Kelsterbach, Germany to the Rhine Main area.

(i)	Consists of shut-down costs related to our Pampa, Texas and Pardies, France acetic acid facilities.

(j)	Consists of a gain on the sale of an office building in Mexico.

(k)	Consists of a gain on the sale of our PVOH business in July 2009 to Sekisui Chemical Co., Ltd.

(l)	Consists of the write-off of other productive assets related to our Singapore and Nanjing, China facilities.

(m)	Consists primarily of a one-time adjustment to Equity in net earnings (loss) of affiliates of $19 million.

(3)	We define net debt as total debt less cash and cash equivalents. We use net debt to evaluate our capital structure. The most directly comparable financial measure presented in accordance with GAAP in our financial statements for net debt is total debt.